EXHIBIT 10.1

Amendment No. 1 to Amended and Restated Investment Advisory and Management Agreement Between Gladstone Capital Corporation and Gladstone Management Corporation

This Amendment No. 1 to that certain Amended and Restated Investment Advisory and Management Agreement (the “Agreement”) between Gladstone Capital Corporation, a Maryland corporation (the “Fund”) and Gladstone Management Corporation, a Delaware corporation (the “Adviser”), dated as of October 1, 2006 is made and entered into October 13, 2015.

Whereas, it is the intention of each of the parties to this Amendment No. 1 to lower the Base Management Fee payable to the Adviser pursuant to the Agreement.

Now, Therefore, in consideration of the premises and for good and other valuable consideration, the parties hereby agree as follows:

1.	Section 3(a)(i) shall be revised in its entirety as follows:

“(i) The Base Management Fee shall be payable quarterly in arrears, and shall be calculated at an annual rate of 1.75% of the average value of the Fund’s total assets, including investments made with proceeds of borrowings, less any uninvested cash or cash equivalents resulting from borrowings (the “Gross Assets”), valued as of the end of the two most recently completed calendar quarters, and appropriately adjusted for any share issuances or repurchases during the current calendar quarter.”

2.      Effectiveness. All fees and calculations that are affected by this Amendment No. 1, including those for the quarter ending September 30, 2015 and any period thereafter, shall be calculated as if this Amendment No. 1 was effective as of July 1, 2015.

3.      Entire Agreement; Governing Law. This Amendment No.1 sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. This Agreement shall be construed in accordance with the laws of the state of Delaware and the applicable provisions of the Investment Company Act. To the extent the applicable laws of the State of Delaware or any of the provisions herein, conflict with the provisions of the Investment Company Act, the later shall control.

[The remainder of the page intentionally left blank. Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment No. 1 to be duly executed on the date above written.

Gladstone Capital Corporation

By: /s/ Robert Marcotte
Robert Marcotte
President

Gladstone Management Corporation
By: /s/ David Gladstone
David Gladstone
Chief Executive Officer

[Signature Page to Amendment No. 1 to Amended and Restated Investment Advisory and Management Agreement Between Gladstone Capital Corporation and Gladstone Management Corporation]